Exhibit 2

Bogotá D.C., July 19, 2005

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Acting Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2003 (Registration Statement No. 333-109215), as amended (the “Registration Statement”), of U.S.$500,000,000 aggregate principal amount of the Republic’s 8.25% Global Bonds due 2014 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 1, 2003 included in the Registration Statement, as supplemented by the Prospectus Supplement dated July 12, 2005 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004, between the Republic and JPMorgan Chase Bank, N.A.;

(iii) the global Security dated July 19, 2005 in the principal amount of U.S.$500,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated July 19, 2005 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e) Decree 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f) External Resolution No. 8 dated November 19, 2004 of the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as part of Exhibit 3 to Amendment No. 4 to the Republic’s 2003 Annual Report on Form 18-K and incorporated herein by reference);

(g) CONPES 3317 MINHACIENDA DNP: SC dated November 29, 2004 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 4 to the Republic’s 2003 Annual Report on Form 18-K and incorporated herein by reference); and

(h) the Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on January 19, 2005 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 4 to the Republic’s 2003 Annual Report on Form 18-K and incorporated herein by reference); and

(vi) the following additional acts of the Republic under which the issuance of the Securities has been authorized:

(a) the Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on June 16, 2005 (a translation of which is attached as Exhibit A hereto); and

(b) Resolution No. 1634 of July 11, 2005 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2004 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Rocio Salazar Ferreira
Rocio Salazar Ferreira

Acting Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

THE UNDERSIGNED SECRETARY OF THE HONORABLE INTERPARLIAMENTARY

COMMISSION OF PUBLIC CREDIT

CERTIFIES:

That in session held on June 16, 2005, the Inter-Parliamentary Commission of Public Credit ahs given unanimously its favorable opinion to the Nation – Ministry of Finance and Public to issue External Public Indebtedness Certificates for an amount of US $ 700 million, or its equivalent in other currencies, intended to finance budgetary allocations for FY2006.

(Signed)
ROCIO DEL PILAR SALAZAR FERREIRA
TECHNICAL SECRETARY

Given in Bogota D.C. as of June 17, 2005

EXHIBIT B

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 1634 of JULY 11, 2005

“Whereby the Nation is authorized to issue, subscribe and place External Public Indebtedness Certificates due in 2014 in the international capital markets for an amount up to SEVEN HUNDRED MILLION US DOLLARS OF THE UNITED STATES OF AMERICA (US 700,000,000), or its equivalent in other currencies, and other provisions are taken.”

THE TECHNICAL DEPUTY MINISTER OF FINANCE AND PUBLIC CREDIT, IN CHARGE OF THE FUNCTIONS OF THE MINISTER OF FINANCE AND PUBLIC CREDIT’S OFFICE

in use of his legal powers and specially those conferred by Articles 19 of Decree 2681 of 1993,

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entitles to carry out public credit operations among which are comprised, among others, the issuance, subscription and placement of national bond certificates;

Article 20 of Law 533 of 1999 sets forth that are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies –CONPES- and the opinion of the Inter-parliamentary Commission of Public if it deals with External Public Indebtedness Certificates with a period over a year;

Article 24 of Law 185 of 1995, sets forth that for all purposes provided for in subsection 5 of Paragraph 2 of Article 41 of Law 80 of 1993, the Commission of Public Credit will render its preliminary opinion to go ahead with the relevant management for public credit transactions and a final opinion allowing to carry out thereof in each particular case. From the foregoing are excepted the transactions related to the issuance, subscription and placement of certificates and securities, for which purposes, the Commission of Public Credit will render its opinion just for once;

Pursuant to CONPES 3317 of November 29, 2004, the National Council of Economic and Social Policies –NCESP (CONPES)- rendered its favorable opinion to the Nation to contract External Public Credit Transactions up to an amount of US $2.7 billion or its equivalent in other currencies (US $ 1.550 billion in the international capital markets and US $ 1.150 billion in external loans through the commercial and multilateral banking), to guarantee the priority budget appropriations for FY2005 and FY2006;

The Honorable Inter-Parliamentary Commission of Public Credit, in session held on January 19, 2005, rendered its favorable opinion to the Nation – Ministry of Finance and Public Credit – to issue certificates in the international capital markets for an amount up to FIVE HUNDRED MILLION US DOLLARS (US $ 500,000,000) or its equivalent in other currencies, intended to finance budgetary appropriations for FY2005 and FY2006; and based on said authorization the National carried out an issuance of the aforementioned External Public Indebtedness Certificates in May 2005; this issuance leaves an accrued, authorized, non-used amount of TEN THOUSAND FOUR HUNDRED AND TWO US DOLLARS (US $ 10,402.00);

The Honorable Inter-Parliamentary Commission of Public Credit, in session held on June 16, 2005, rendered its favorable opinion to the Nation – Ministry of Finance and Public Credit – to issue certificates in the international capital markets for an amount up to SEVEN HUNDRED MILLION US DOLLARS (US $ 700,000,000) or its equivalent in other currencies, intended to finance budgetary appropriations for FY2006; therefore, there is an accrued, authorized, non-used amount of SEVEN HUNDRED MILLION TEN THOUSAND FOUR HUNDRED AND TWO US DOLLARS (US $ 700,010,402);

In line with provisions of articles 16, letters c) and h) of Law 31 of 1992, through External Resolution 12 of August 4, 2000, and External Resolution 8 of November 19, 2004, the Board of Directors of Banco de la República indicated the general financial conditions to which the Nation must be bound to place External Public Indebtedness Certificates in the international capital markets, which proceeds are to finance budgetary appropriations for fiscal years comprised between Y2005 and Y2006;

The Nation is planning to reopen the issuance of External Public Indebtedness Certificates due 2014, authorized by Resolution 2400 of 2004, issued on September 10, 2004 by the Ministry of Finance and Public Credit, up to an amount of SEVEN HUNDRED MILLION US DOLLARS (US $ 700,000,000) or its equivalent in other currencies, intended to finance budgetary appropriations for FY2006;

RESOLVES:

ARTICLE ONE. – To authorize the Nation to issue, subscribe and place External Public Indebtedness Certificates due 2014 in the international capital markets for an amount up to SEVEN HUNDRED MILLION US DOLLARS (US $ 700,000,000) or its equivalent in other currencies, intended to finance budgetary appropriations for FY2006;

ARTICLE TWO.- Characteristics, terms and conditions to which must be bound the External Public Indebtedness Certificates referred to in the above Article will be as follows:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest rate:	Fixed - or variable rates according to market conditions on the date of placement, subject to the limits determined by the Board of Directors of the “Banco de la República”.

Other charges and fees:	The ones fixed by the market for this sort of operations.

ARTICLE THREE.- The other terms, conditions and characteristics of the issue authorized hereby will be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR.- To authorize the Nation to carry out the transactions connected to the public credit transaction described in Article 1 of this Resolution.

ARTICLE FIVE.- In line with provisions of Article 7 of Law 488 of 1998, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia.

ARTICLE SIX.- The Nation – Ministry of Finance and public Credit must comply to the other relevant regulations in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the Banco de la República and other concurrent provisions.

ARTICLE SEVEN.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit and the National Treasury of the Ministry of Finance and Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogota, D.C., as of July 11, 2005

(Signed)

MARIA INES AGUDELO VALENCIA

DEPUTY TECHNICAL MINISTER OF FINANCE AND PUBLIC CREDIT, IN CHARGE OF THE FUNCTIONS OF THE MINISTER OF FINANCE AND PUBLIC CREDIT’S OFFICE

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